Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	David Zalman
Prosperity Bank Plaza	Chairman and Chief Executive Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	david.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS SECOND QUARTER

2017 EARNINGS

•	Second quarter earnings per share (diluted) of $0.99
•	Second quarter net income of $68.554 million
•	Loans increased 5.1% (annualized) compared with the first quarter 2017
•	Nonperforming assets remain low at 0.24% of second quarter average interest-earning assets
•	Return (annualized) on second quarter average assets of 1.22%
•	Returns (annualized) on second quarter average common equity of 7.36% and average tangible common equity of 15.39%(1)

HOUSTON, July 26, 2017. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income for the quarter ended June 30, 2017 of $68.554 million or $0.99 per diluted common share. Additionally, nonperforming assets remain low at 0.24% of second quarter average interest-earning assets.

“Prosperity reported $68.554 million in net income for the second quarter of 2017.  These results reflect a 15.39% annualized return on tangible common equity and a 1.22% annualized return on quarterly average assets.  These returns are some of the best in the business and are evidence of Prosperity’s strong core deposit base, efficient operations and sound asset quality,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer.

“Further, Prosperity has seen solid loan growth over the last three quarters, with loans increasing 5.1% on an annualized basis during the second quarter of 2017 and 4.9% on an annualized basis during the first quarter of 2017,” continued Zalman.

“Texas and Oklahoma have continued to rebound from the downturn in the oil business. Texas employers added more than 40,000 jobs in June 2017, which brings Texas to an annualized job growth rate of 2.7%, up from 2.4% in May and in line with job growth nationally.  The Texas unemployment rate fell to 4.6% in June from 4.8% in May.  The recent acceleration in job growth led the Federal Reserve Bank of Dallas to boost its forecast for employment growth in Texas to 2.8%,” added Zalman.

“With a better economy, loan growth and a strong pipeline of approved but unfunded loans, we look forward to a solid second half of 2017,” concluded Zalman.

_____________

(1)	Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Results of Operations for the Three Months Ended June 30, 2017

Net income was $68.554 million(2) for the three months ended June 30, 2017 compared with $68.071 million(3) for the same period in 2016. Net income per diluted common share was $0.99 for the three months ended June 30, 2017 compared with $0.98 for the same period in 2016. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended June 30, 2017 were 1.22%, 7.36% and 15.39%(1), respectively.  Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and securities and taxes) was 42.34%(1) for the three months ended June 30, 2017.

Net interest income before provision for credit losses for the three months ended June 30, 2017 was $152.231 million compared with $158.467 million during the same period in 2016, a decrease of $6.236 million or 3.9%. This change was primarily due to a $4.833 million decrease in loan discount accretion. Linked quarter net interest income before provision for credit losses decreased $204 thousand or 0.1% to $152.231 million compared with $152.435 million during the three months ended March 31, 2017.

The net interest margin on a tax equivalent basis was 3.14% for the three months ended June 30, 2017, compared with 3.37% for the same period in 2016. This change was primarily due to a $4.833 million decrease in loan discount accretion. On a linked quarter basis the net interest margin was 3.14% compared with 3.20% for the three months ended March 31, 2017.

Noninterest income was $27.780 million for the three months ended June 30, 2017 compared with $28.473 million for the same period in 2016, a decrease of $693 thousand or 2.4%. This change was primarily due to the net loss on sale of assets, partially offset by the gain on sale of securities. The sale of assets was primarily related to the sale of an aircraft acquired in a previous acquisition that was leased to a third party. On a linked quarter basis, noninterest income decreased $3.044 million or 9.9% compared with the three months ended March 31, 2017. This change was primarily due to the net loss on sale of assets, partially offset by the gain on sale of securities.

Noninterest expense was $76.442 million for the three months ended June 30, 2017 compared with $79.235 million for the same period in 2016, a decrease of $2.793 million or 3.5%. This change was primarily due to a decrease in salaries and benefits and core deposit intangibles amortization. On a linked quarter basis, noninterest expense decreased $1.620 million or 2.1% compared with the three months ended March 31, 2017. This change was primarily due to a decrease in salaries and benefits.

Results of Operations for the Six Months Ended June 30, 2017

Net income was $137.119 million(4) for the six months ended June 30, 2017 compared with $137.022 million(5) for the same period in 2016.  Net income per diluted common share was $1.97 for the six months ended June 30, 2017 compared with $1.96 for the same period in 2016. Annualized returns on average assets, average common equity and average tangible common equity for the six months ended June 30, 2017 were 1.22%, 7.41% and 15.60%(1), respectively.  Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and securities and taxes) was 42.68%(1) for the six months ended June 30, 2017.

Net interest income before provision for credit losses for the six months ended June 30, 2017 was $304.666 million compared with $324.724 million for the same period in 2016, a decrease of $20.058 million or 6.2%. This change was primarily due to a $14.574 million decrease in loan discount accretion.

The net interest margin on a tax equivalent basis for the six months ended June 30, 2017 was 3.17% compared with 3.43% for the same period in 2016. This change was primarily due to a $14.574 million decrease in loan discount accretion.

Noninterest income was $58.604 million for the six months ended June 30, 2017 compared with $59.266 million for the same period in 2016, a decrease of $662 thousand or 1.1%. This change was primarily due to the net loss on sale of assets and a decrease in brokerage income, partially offset by the gain on sale of securities and an increase in service charges on deposit accounts. The sale of assets was primarily related to the sale of an aircraft acquired in a previous acquisition that was leased to a third party.

Noninterest expense was $154.504 million for the six months ended June 30, 2017 compared with $159.763 million for the same period in 2016, a decrease of $5.259 million or 3.3%.  This change was primarily due to a decrease in salaries and benefits and core deposit intangibles amortization.

_____________

(2)	Includes purchase accounting adjustments of $2.560 million, net of tax, primarily comprised of loan discount accretion of $4.471 million for the three months ended June 30, 2017.
(3)	Includes purchase accounting adjustments of $5.712 million, net of tax, primarily comprised of loan discount accretion of $9.304 million for the three months ended June 30, 2016.
(4)	Includes purchase accounting adjustments of $5.235 million, net of tax, primarily comprised of loan discount accretion of $9.224 million for the six months ended June 30, 2017.
(5)	Includes purchase accounting adjustments of $14.424 million, net of tax, primarily comprised of loan discount accretion of $23.798 million for the six months ended June 30, 2016.

Balance Sheet Information

At June 30, 2017, Prosperity had $22.297 billion in total assets, an increase of $500.233 million or 2.3%, compared with $21.796 billion at June 30, 2016.

Loans at June 30, 2017 were $9.864 billion, an increase of $214.011 million or 2.2%, compared with $9.650 billion at June 30, 2016. Linked quarter loans increased $124.766 million or 1.3% (5.1% annualized) from $9.739 billion at March 31, 2017.

As part of its commercial and industrial lending activities, Prosperity extends credit to oil and gas production and service companies. Oil and gas production loans are loans to companies directly involved in the exploration and/or production of oil and gas. Oil and gas service loans are loans to companies that provide services for oil and gas production and exploration. At June 30, 2017, oil and gas loans totaled $287.815 million or 2.9% of total loans, of which $115.358 million were to production companies and $172.457 million were to service companies. This compares with total oil and gas loans of $328.409 million or 3.4% of total loans at June 30, 2016, of which $156.734 million were to production companies and $171.675 million were to service companies. At March 31, 2017, oil and gas loans totaled $267.445 million or 2.8% of total loans, of which $108.267 million were production loans and $159.178 million were service loans.

Deposits at June 30, 2017 were $17.071 billion, a decrease of $148.615 million or 0.9%, compared with $17.219 billion at June 30, 2016. Linked quarter deposits increased $34.958 million or 0.2% from $17.036 billion at March 31, 2017.

Asset Quality

Nonperforming assets totaled $47.618 million or 0.24% of quarterly average interest-earning assets at June 30, 2017, compared with $52.130 million or 0.27% of quarterly average interest-earning assets at June 30, 2016, and $41.199 million or 0.21% of quarterly average interest-earning assets at March 31, 2017. The linked quarter change was primarily due to one commercial and industrial loan placed on nonaccrual during the second quarter 2017.

The allowance for credit losses was $83.783 million or 0.85% of total loans at June 30, 2017, $83.826 million or 0.87% of total loans at June 30, 2016 and $84.095 million or 0.86% of total loans at March 31, 2017.  Excluding loans acquired that are accounted for under FASB Accounting Standards Codification (“ASC”) Topics 310-20 and 310-30, the allowance for credit losses was 0.93%(1) of remaining loans as of June 30, 2017, compared with 1.01%(1) at June 30, 2016 and 0.96%(1) at March 31, 2017.

The provision for credit losses was $2.750 million for the three months ended June 30, 2017 compared with $6.000 million for the three months ended June 30, 2016 and $2.675 million for the three months ended March 31, 2017.  The provision for credit losses was $5.425 million for the six months ended June 30, 2017 compared with $20.000 million for the six months ended June 30, 2016.

Net charge-offs were $3.062 million for the three months ended June 30, 2017 compared with $5.888 million for the three months ended June 30, 2016 and $3.906 million for the three months ended March 31, 2017. Net charge-offs for the second quarter of 2017 were primarily comprised of one commercial and industrial loan. Net charge-offs were $6.968 million for the six months ended June 30, 2017 compared with $17.558 million for the six months ended June 30, 2016.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, July 26, 2017 at 10:30 a.m. Eastern Time (9:30 a.m. Central Time) to discuss Prosperity’s second quarter 2017 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383. The elite entry number is 7554104.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com.  The webcast may be accessed from Prosperity’s home page by selecting “Presentations & Calls” from the drop-down menu on the Investor Relations tab and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non−GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity, tangible equity to tangible assets ratio and the efficiency ratio, excluding net gains and losses on the sale of assets and securities.  Further, as a result of acquisitions and the related purchase accounting adjustments, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20, “Receivables-Nonrefundable Fees and Other Costs” and 310-30, “Receivables-Loans and Debt Securities Acquired with Deteriorated Credit Quality”).  Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and that their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook.  These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Dividend

Prosperity Bancshares, Inc. declared a third quarter cash dividend of $0.34 per share, to be paid on October 2, 2017 to all shareholders of record as of September 15, 2017.

Prosperity Bancshares, Inc. ®

As of June 30, 2017, Prosperity Bancshares, Inc. ® is a $22.297 billion Houston, Texas based regional financial holding company, formed in 1983. Operating under a community banking philosophy and seeking to develop broad customer relationships based on service and convenience, Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybankusa.com, Retail Brokerage Services, Credit Cards, MasterMoney Debit Cards, 24 hour voice response banking, Trust and Wealth Management, Mortgage Services, Cash Management and Mobile Banking.

As of June 30, 2017, Prosperity operated 243 full-service banking locations: 65 in the Houston area, including The Woodlands; 29 in the South Texas area including Corpus Christi and Victoria; 34 in the Dallas/Fort Worth area; 22 in the East Texas area; 29 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area, 6 in the Central Oklahoma area and 8 in the Tulsa, Oklahoma area.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements.  These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives.  Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; and weather.  These and various other factors are discussed in Prosperity Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2016 and other reports and statements Prosperity Bancshares has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area -	Fort Worth -	Waugh Drive	Taft
Bryan	Haltom City	Westheimer	Yoakum
Bryan-29th Street	Keller	West University	Yorktown
Bryan-East	Roanoke	Woodcreek
Bryan-North	Stockyards		West Texas Area -
Caldwell		Katy -	Abilene -
College Station	Other Dallas/Fort Worth Area	Cinco Ranch	Antilley Road
Crescent Point	Locations -	Katy-Spring Green	Barrow Street
Hearne	Arlington		Cypress Street
Huntsville	Azle	The Woodlands -	Judge Ely
Madisonville	Ennis	The Woodlands-College Park	Mockingbird
Navasota	Gainesville	The Woodlands-I-45
New Waverly	Glen Rose	The Woodlands-Research Forest	Lubbock -
Rock Prairie	Granbury		4th Street
Southwest Parkway	Mesquite	Other Houston Area	66th Street
Tower Point	Muenster	Locations -	82nd Street
Wellborn Road	Sanger	Angleton	86th Street
	Waxahachie	Bay City	98th Street
Central Texas Area -	Weatherford	Beaumont	Avenue Q
Austin -		Cleveland	North University
Allandale	East Texas Area -	East Bernard	Texas Tech Student Union
Cedar Park	Athens	El Campo
Congress	Blooming Grove	Dayton	Midland -
Lakeway	Canton	Galveston	Wadley
Liberty Hill	Carthage	Groves	Wall Street
Northland	Corsicana	Hempstead
Oak Hill	Crockett	Hitchcock	Odessa -
Research Blvd	Eustace	Liberty	Grandview
Westlake	Gilmer	Magnolia	Grant
	Grapeland	Magnolia Parkway	Kermit Highway
Other Central Texas Area	Gun Barrel City	Mont Belvieu	Parkway
Locations -	Jacksonville	Nederland
Bastrop	Kerens	Needville	Other West Texas Area
Canyon Lake	Longview	Rosenberg	Locations -
Dime Box	Mount Vernon	Shadow Creek	Big Spring
Dripping Springs	Palestine	Spring	Brownfield
Elgin	Rusk	Tomball	Brownwood
Flatonia	Seven Points	Waller	Cisco
Georgetown	Teague	West Columbia	Comanche
Gruene	Tyler-Beckham	Wharton	Early
Kingsland	Tyler-South Broadway	Winnie	Floydada
La Grange	Tyler-University	Wirt	Gorman
Lexington	Winnsboro		Levelland
New Braunfels		South Texas Area -	Littlefield
Pleasanton	Houston Area -	Corpus Christi -	Merkel
Round Rock	Houston -	Calallen	Plainview
San Antonio	Aldine	Carmel	San Angelo
Schulenburg	Alief	Northwest	Slaton
Seguin	Bellaire	Saratoga	Snyder
Smithville	Beltway	Timbergate
Thorndale	Clear Lake	Water Street	Oklahoma
Weimar	Copperfield		Central Oklahoma Area-
	Cypress	Victoria -	Oklahoma City -
Dallas/Fort Worth Area -	Downtown	Victoria Main	23rd Street
Dallas -	Eastex	Victoria-Navarro	Expressway
Abrams Centre	Fairfield	Victoria-North	I-240
Balch Springs	First Colony		Memorial
Camp Wisdom	Fry Road	Other South Texas Area
Cedar Hill	Gessner	Locations -	Other Central Oklahoma Area
Dallas – Central Expressway	Gladebrook	Alice	Locations -
Frisco	Grand Parkway	Aransas Pass	Edmond
Frisco-West	Heights	Beeville	Norman
Kiest	Highway 6 West	Colony Creek
McKinney	Little York	Cuero	Tulsa Area-
McKinney-Stonebridge	Medical Center	Edna	Tulsa -
Midway	Memorial Drive	Goliad	Garnett
Plano	Northside	Gonzales	Harvard
Preston Forest	Pasadena	Hallettsville	Memorial
Preston Road	Pecan Grove	Kingsville	Sheridan
Red Oak	Pin Oak	Mathis	S. Harvard
Sachse	River Oaks	Padre Island	Utica Tower
The Colony	Sugar Land	Palacios	Yale
Turtle Creek	SW Medical Center	Port Lavaca
Westmoreland	Tanglewood	Portland	Other Tulsa Area Locations -
	The Plaza	Rockport	Owasso
	Uptown	Sinton

- - -

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Balance Sheet Data (at period end)
Loans	$9,864,019	$9,739,253	$9,622,060	$9,548,314	$9,650,008
Investment securities(A)	9,582,195	9,854,120	9,726,086	8,988,021	9,274,651
Federal funds sold	757	945	1,178	630	484
Allowance for credit losses	(83,783)	(84,095)	(85,326)	(85,585)	(83,826)
Cash and due from banks	321,958	324,797	436,203	341,483	333,208
Goodwill	1,900,845	1,900,845	1,900,845	1,900,349	1,903,451
Core deposit intangibles, net	42,150	43,869	45,784	48,010	44,861
Other real estate owned	15,472	15,698	15,463	16,280	15,677
Fixed assets, net	256,511	257,558	262,083	270,386	273,104
Other assets	396,419	424,429	406,696	376,156	384,692
Total assets	$22,296,543	$22,477,419	$22,331,072	$21,404,044	$21,796,310

Noninterest-bearing deposits	$5,397,293	$5,299,264	$5,190,973	$5,159,333	$5,016,637
Interest-bearing deposits	11,673,237	11,736,308	12,116,329	11,762,076	12,202,508
Total deposits	17,070,530	17,035,572	17,307,302	16,921,409	17,219,145
Other borrowings	1,035,506	1,270,644	990,781	425,916	606,049
Securities sold under repurchase agreements	346,324	335,875	320,430	318,449	320,001
Other liabilities	107,995	146,246	70,248	143,458	106,531
Total liabilities	18,560,355	18,788,337	18,688,761	17,809,232	18,251,726
Shareholders' equity(B)	3,736,188	3,689,082	3,642,311	3,594,812	3,544,584
Total liabilities and equity	$22,296,543	$22,477,419	$22,331,072	$21,404,044	$21,796,310

(A) Includes $2,871, $2,200, $2,171, $2,310 and $2,496 in unrealized gains on available for sale securities for the quarterly periods ended June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016, respectively.

(B) Includes $1,866, $1,430, $1,411, $1,502 and $1,623 in after-tax unrealized gains on available for sale securities for the quarterly periods ended June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
Income Statement Data
Interest income:
Loans	$114,975	$111,710	$115,993	$116,247	$118,297	$226,685	$242,819
Securities(C)	52,912	53,157	48,573	48,132	51,097	106,069	103,670
Federal funds sold and other earning assets	160	183	103	81	65	343	161
Total interest income	168,047	165,050	164,669	164,460	169,459	333,097	346,650

Interest expense:
Deposits	11,441	9,908	9,478	9,396	10,045	21,349	20,251
Other borrowings	4,040	2,476	1,121	752	710	6,516	1,192
Securities sold under repurchase agreements	335	231	238	248	234	566	446
Junior subordinated debentures	—	—	—	—	3	—	37
Total interest expense	15,816	12,615	10,837	10,396	10,992	28,431	21,926
Net interest income	152,231	152,435	153,832	154,064	158,467	304,666	324,724
Provision for credit losses	2,750	2,675	2,000	2,000	6,000	5,425	20,000
Net interest income after provision for credit losses	149,481	149,760	151,832	152,064	152,467	299,241	304,724

Noninterest income:
Nonsufficient funds (NSF) fees	7,805	8,089	8,552	8,764	8,031	15,894	16,220
Credit card, debit card and ATM card income	6,186	5,953	5,902	5,903	5,929	12,139	11,756
Service charges on deposit accounts	5,405	5,421	4,934	4,698	4,610	10,826	9,200
Trust income	2,271	2,155	2,480	1,851	1,762	4,426	3,789
Mortgage income	1,107	1,266	1,690	2,143	1,772	2,373	3,243
Brokerage income	427	488	782	1,213	1,286	915	2,576
Bank owned life insurance income	1,364	1,353	1,390	1,417	1,473	2,717	2,856
Net (loss) gain on sale of assets	(3,783)	1,759	475	37	332	(2,024)	1,352
Gain on sale of securities	3,270	—	—	—	—	3,270	—
Other noninterest income	3,728	4,340	3,270	3,658	3,278	8,068	8,274
Total noninterest income	27,780	30,824	29,475	29,684	28,473	58,604	59,266

Noninterest expense:
Salaries and benefits	47,343	48,444	51,231	48,328	48,224	95,787	98,338
Net occupancy and equipment	5,460	5,503	5,696	5,997	5,741	10,963	11,365
Credit and debit card, data processing and software amortization	4,216	4,085	4,249	4,207	4,164	8,301	8,594
Regulatory assessments and FDIC insurance	3,548	3,549	2,424	3,434	3,447	7,097	6,877
Core deposit intangibles amortization	1,719	1,915	2,226	2,418	2,334	3,634	4,556
Depreciation	3,051	3,103	3,170	3,289	3,286	6,154	6,635
Communications	2,664	2,702	2,771	2,870	2,981	5,366	5,920
Other real estate expense	128	95	378	44	50	223	92
Net (gain) loss on sale of other real estate	(71)	(10)	(44)	(3)	347	(81)	333
Other noninterest expense	8,384	8,676	7,047	8,892	8,661	17,060	17,053
Total noninterest expense	76,442	78,062	79,148	79,476	79,235	154,504	159,763
Income before income taxes	100,819	102,522	102,159	102,272	101,705	203,341	204,227
Provision for income taxes	32,265	33,957	33,366	33,621	33,634	66,222	67,205
Net income available to common shareholders	$68,554	$68,565	$68,793	$68,651	$68,071	$137,119	$137,022

(C) Interest income on securities was reduced by net premium amortization of $9,403, $9,883, $11,502, $11,312 and $10,407 for the three-month periods ended June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016, respectively, and $19,286 and $20,660 for the six-month periods ended June 30, 2017 and June 30, 2016.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended					Year-to-Date
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
Profitability
Net income (D) (E)	$68,554	$68,565	$68,793	$68,651	$68,071	$137,119	$137,022

Basic earnings per share	$0.99	$0.99	$0.99	$0.99	$0.98	$1.97	$1.96
Diluted earnings per share	$0.99	$0.99	$0.99	$0.99	$0.98	$1.97	$1.96

Return on average assets (F)	1.22%	1.23%	1.26%	1.27%	1.24%	1.22%	1.24%
Return on average common equity (F)	7.36%	7.45%	7.58%	7.66%	7.70%	7.41%	7.77%
Return on average tangible common equity (F) (G)	15.39%	15.82%	16.33%	16.79%	17.15%	15.60%	17.37%
Tax equivalent net interest margin (D) (H)	3.14%	3.20%	3.26%	3.29%	3.37%	3.17%	3.43%
Efficiency ratio (G) (I)	42.34%	43.01%	43.29%	43.26%	42.46%	42.68%	41.75%

Liquidity and Capital Ratios
Equity to assets	16.76%	16.41%	16.31%	16.80%	16.26%	16.76%	16.26%
Common equity tier 1 capital	14.80%	14.45%	14.48%	14.41%	13.66%	14.80%	13.66%
Tier 1 risk-based capital	14.80%	14.45%	14.48%	14.41%	13.66%	14.80%	13.66%
Total risk-based capital	15.49%	15.14%	15.20%	15.14%	14.37%	15.49%	14.37%
Tier 1 leverage capital	8.82%	8.62%	8.68%	8.50%	8.11%	8.82%	8.11%
Period end tangible equity to period end tangible assets (G)	8.81%	8.50%	8.32%	8.46%	8.04%	8.81%	8.04%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	69,487	69,480	69,482	69,478	69,565	69,483	69,869
Diluted	69,487	69,482	69,486	69,484	69,574	69,484	69,877
Period end shares outstanding	69,488	69,480	69,491	69,478	69,480	69,488	69,480
Cash dividends paid per common share	$0.3400	$0.3400	$0.3400	$0.3000	$0.3000	$0.6800	$0.6000
Book value per common share	$53.77	$53.10	$52.41	$51.74	$51.02	$53.77	$51.02
Tangible book value per common share (G)	$25.81	$25.11	$24.40	$23.70	$22.97	$25.81	$22.97

Common Stock Market Price
High	$71.97	$77.87	$73.68	$56.27	$54.57	$77.87	$54.57
Low	$61.29	$65.34	$52.81	$45.94	$43.28	$61.29	$33.57
Period end closing price	$64.24	$69.71	$71.78	$54.89	$50.99	$64.24	$50.99
Employees – FTE	3,037	3,033	3,035	3,071	3,106	3,037	3,106
Number of banking centers	243	244	245	245	245	243	245

(D) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended					Year-to-Date
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
Loan discount accretion	$4,471	$4,753	$7,552	$7,620	$9,304	$9,224	$23,798
Securities amortization	$745	$852	$950	$1,051	$948	$1,597	$2,670
Time deposits amortization	$39	$99	$232	$575	$178	$138	$360

(E) Using effective tax rate of 32.0%, 33.1%, 32.7%, 32.9% and 33.1% for the three-month periods ended June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016, respectively and 32.6% and 32.9% for the six-month periods ended June 30, 2017 and June 30, 2016, respectively.

(F) Interim periods annualized.

(G) Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

(H) Net interest margin for all periods presented is based on average balances on an actual 365 day or 366 day basis.

(I) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale of assets and securities.  Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Jun 30, 2017				Mar 31, 2017				Jun 30, 2016
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)
Interest-Earning Assets:
Loans	$9,797,793	$114,975	4.71%		$9,642,877	$111,710	4.70%		$9,660,065	$118,297	4.93%
Investment securities	9,817,781	52,912	2.16%	(K)	9,867,491	53,157	2.18%	(K)	9,436,896	51,097	2.18%	(K)
Federal funds sold and other earning assets	84,497	160	0.76%		80,150	183	0.92%		68,268	65	0.38%
Total interest-earning assets	19,700,071	168,047	3.42%		19,590,518	165,050	3.42%		19,165,229	169,459	3.56%
Allowance for credit losses	(84,100)				(85,037)				(83,036)
Noninterest-earning assets	2,838,242				2,875,986				2,826,205
Total assets	$22,454,213				$22,381,467				$21,908,398

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$3,749,395	$2,748	0.29%		$4,136,260	$2,587	0.25%		$4,108,305	$2,569	0.25%
Savings and money market deposits	5,520,346	4,827	0.35%		5,537,355	3,587	0.26%		5,734,739	3,832	0.27%
Certificates and other time deposits	2,296,425	3,866	0.68%		2,366,857	3,734	0.64%		2,517,896	3,644	0.58%
Other borrowings	1,460,238	4,040	1.11%		1,123,396	2,476	0.89%		489,616	710	0.58%
Securities sold under repurchase agreements	324,804	335	0.41%		307,433	231	0.31%		322,274	234	0.29%
Junior subordinated debentures	—	—	—		—	—	—		555	3	2.17%
Total interest-bearing liabilities	13,351,208	15,816	0.48%	(L)	13,471,301	12,615	0.38%	(L)	13,173,385	10,992	0.34%	(L)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	5,290,142				5,140,010				5,099,736
Other liabilities	87,074				91,157				98,023
Total liabilities	18,728,424				18,702,468				18,371,144
Shareholders' equity	3,725,789				3,678,999				3,537,254
Total liabilities and shareholders' equity	$22,454,213				$22,381,467				$21,908,398

Net interest income and margin		$152,231	3.10%			$152,435	3.16%			$158,467	3.33%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		1,989				1,995				1,968
Net interest income and margin (tax equivalent basis)		$154,220	3.14%			$154,430	3.20%			$160,435	3.37%

(J) Annualized and based on an actual 365 day or 366 day basis.

(K) Yield on securities was impacted by net premium amortization of $9,403, $9,883 and $10,407 for the three-month periods ended June 30, 2017, March 31, 2017 and June 30, 2016, respectively.

(L) Total cost of funds, including noninterest bearing deposits, was 0.34%, 0.27% and 0.24% for the three months ended June 30, 2017, March 31, 2017 and June 30, 2016, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year-to-Date
	Jun 30, 2017				Jun 30, 2016
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(M)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(M)
Interest-Earning Assets:
Loans	$9,720,763	$226,685	4.70%		$9,680,309	$242,819	5.04%
Investment securities	9,842,498	106,069	2.17%	(N)	9,533,696	103,670	2.19%	(N)
Federal funds sold and other earning assets	82,336	343	0.84%		74,334	161	0.44%
Total interest-earning assets	19,645,597	333,097	3.42%		19,288,339	346,650	3.61%
Allowance for credit losses	(84,566)				(83,459)
Noninterest-earning assets	2,857,010				2,882,072
Total assets	$22,418,041				$22,086,952

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$3,941,759	$5,335	0.27%		$4,275,478	$5,353	0.25%
Savings and money market deposits	5,528,803	8,414	0.31%		5,777,450	7,717	0.27%
Certificates and other time deposits	2,331,446	7,600	0.66%		2,547,786	7,181	0.57%
Other borrowings	1,292,748	6,516	1.02%		425,697	1,192	0.56%
Securities sold under repurchase agreements	316,167	566	0.36%		314,233	446	0.29%
Junior subordinated debentures	—	—	—		3,886	37	1.91%
Total interest-bearing liabilities	13,410,923	28,431	0.43%	(O)	13,344,530	21,926	0.33%	(O)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	5,215,491				5,092,596
Other liabilities	89,100				123,700
Total liabilities	18,715,514				18,560,826
Shareholders' equity	3,702,527				3,526,126
Total liabilities and shareholders' equity	$22,418,041				$22,086,952

Net interest income and margin		$304,666	3.13%			$324,724	3.39%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		3,984				3,804
Net interest income and margin (tax equivalent basis)		$308,650	3.17%			$328,528	3.43%

(M) Annualized and based on an actual 365 or 366 day basis.

(N) Yield on securities was impacted by net premium amortization of $19,286 and $20,660 for the six-month periods ended June 30, 2017 and 2016, respectively.

(O) Total cost of funds, including noninterest bearing deposits, was 0.31% and 0.24% for the six-month periods ended June 30, 2017 and 2016, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
YIELD TREND (P)

Interest-Earning Assets:
Loans	4.71%	4.70%	4.83%	4.82%	4.93%
Investment securities (Q)	2.16%	2.18%	2.07%	2.08%	2.18%
Federal funds sold and other earning assets	0.76%	0.92%	0.39%	0.45%	0.38%
Total interest-earning assets	3.42%	3.42%	3.45%	3.47%	3.56%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.29%	0.25%	0.23%	0.24%	0.25%
Savings and money market deposits	0.35%	0.26%	0.26%	0.27%	0.27%
Certificates and other time deposits	0.68%	0.64%	0.61%	0.54%	0.58%
Other borrowings	1.11%	0.89%	0.63%	0.56%	0.58%
Securities sold under repurchase agreements	0.41%	0.31%	0.30%	0.30%	0.29%
Junior subordinated debentures	—	—	—	—	2.17%
Total interest-bearing liabilities	0.48%	0.38%	0.34%	0.32%	0.34%

Net Interest Margin	3.10%	3.16%	3.22%	3.25%	3.33%
Net Interest Margin (tax equivalent)	3.14%	3.20%	3.26%	3.29%	3.37%

(P)  Annualized and based on average balances on an actual 365 day or 366 day basis.

(Q) Yield on securities was impacted by net premium amortization of $9,403, $9,883, $11,502, $11,312 and $10,407 for the three-month periods ended June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Balance Sheet Averages
Loans	$9,797,793	$9,642,877	$9,557,712	$9,601,628	$9,660,065
Investment securities	9,817,781	9,867,491	9,338,903	9,203,253	9,436,896
Federal funds sold and other earning assets	84,497	80,150	106,214	72,171	68,268
Total interest-earning assets	19,700,071	19,590,518	19,002,829	18,877,052	19,165,229
Allowance for credit losses	(84,100)	(85,037)	(85,347)	(84,476)	(83,036)
Cash and due from banks	228,518	262,794	248,735	226,621	227,570
Goodwill	1,900,845	1,900,845	1,900,337	1,903,418	1,903,451
Core deposit intangibles, net	42,957	44,762	46,895	43,790	46,059
Other real estate	15,871	15,669	15,826	16,041	15,549
Fixed assets, net	257,229	260,716	267,952	272,058	276,727
Other assets	392,822	391,200	359,033	342,845	356,849
Total assets	$22,454,213	$22,381,467	$21,756,260	$21,597,349	$21,908,398

Noninterest-bearing deposits	$5,290,142	$5,140,010	$5,214,656	$5,070,094	$5,099,736
Interest-bearing demand deposits	3,749,395	4,136,260	3,861,952	3,858,821	4,108,305
Savings and money market deposits	5,520,346	5,537,355	5,471,109	5,610,342	5,734,739
Certificates and other time deposits	2,296,425	2,366,857	2,434,565	2,492,889	2,517,896
Total deposits	16,856,308	17,180,482	16,982,282	17,032,146	17,460,676
Other borrowings	1,460,238	1,123,396	712,126	532,301	489,616
Securities sold under repurchase agreements	324,804	307,433	318,367	331,254	322,274
Junior subordinated debentures	—	—	—	—	555
Other liabilities	87,074	91,157	111,083	118,881	98,023
Shareholders' equity	3,725,789	3,678,999	3,632,402	3,582,767	3,537,254
Total liabilities and equity	$22,454,213	$22,381,467	$21,756,260	$21,597,349	$21,908,398

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Jun 30, 2017		Mar 31, 2017		Dec 31, 2016		Sep 30, 2016		Jun 30, 2016
Period End Balances

Loan Portfolio
Commercial and industrial	$1,201,748	12.2%	$1,287,216	13.2%	$1,254,900	13.0%	$1,233,108	12.9%	$1,299,310	13.5%
Construction, land development and other land loans	1,383,539	14.0%	1,326,685	13.6%	1,263,923	13.1%	1,205,820	12.6%	1,167,286	12.1%
1-4 family residential	2,432,348	24.7%	2,424,533	24.9%	2,439,348	25.3%	2,427,616	25.5%	2,424,868	25.1%
Home equity	283,729	2.9%	281,298	2.9%	278,483	2.9%	279,836	2.9%	283,212	2.9%
Commercial real estate (includes multi-family residential)	3,309,227	33.5%	3,226,978	33.1%	3,162,109	32.9%	3,158,569	33.1%	3,229,556	33.5%
Agriculture (includes farmland)	699,228	7.1%	662,797	6.8%	672,336	7.0%	664,080	7.0%	657,633	6.8%
Consumer and other	266,385	2.7%	262,301	2.7%	266,422	2.8%	270,334	2.8%	259,734	2.7%
Energy	287,815	2.9%	267,445	2.8%	284,539	3.0%	308,951	3.2%	328,409	3.4%
Total loans	$9,864,019		$9,739,253		$9,622,060		$9,548,314		$9,650,008

Deposit Types
Noninterest-bearing DDA	$5,397,293	31.6%	$5,299,264	31.1%	$5,190,973	30.0%	$5,159,333	30.5%	$5,016,637	29.1%
Interest-bearing DDA	3,702,910	21.7%	3,845,061	22.6%	4,215,671	24.3%	3,749,018	22.1%	3,976,839	23.1%
Money market	3,451,803	20.2%	3,370,055	19.8%	3,368,599	19.5%	3,468,639	20.5%	3,687,602	21.4%
Savings	2,240,126	13.1%	2,189,822	12.8%	2,125,854	12.3%	2,074,169	12.3%	2,022,327	11.8%
Certificates and other time deposits	2,278,398	13.4%	2,331,370	13.7%	2,406,205	13.9%	2,470,250	14.6%	2,515,740	14.6%
Total deposits	$17,070,530		$17,035,572		$17,307,302		$16,921,409		$17,219,145

Loan to Deposit Ratio	57.8%		57.2%		55.6%		56.4%		56.0%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Jun 30, 2017		Mar 31, 2017		Dec 31, 2016		Sep 30, 2016		Jun 30, 2016

Single family residential construction	$410,164	29.6%	$411,553	30.9%	$396,794	31.3%	$390,397	32.3%	$410,456	35.0%
Land development	79,641	5.8%	83,475	6.3%	76,275	6.0%	77,789	6.4%	85,488	7.3%
Raw land	200,122	14.4%	183,453	13.8%	194,267	15.3%	170,640	14.1%	161,402	13.8%
Residential lots	130,919	9.4%	129,389	9.7%	130,096	10.3%	131,589	10.9%	131,807	11.3%
Commercial lots	83,104	6.0%	84,705	6.4%	75,625	6.0%	84,862	7.0%	83,725	7.1%
Commercial construction and other	482,347	34.8%	437,083	32.9%	394,040	31.1%	353,942	29.3%	298,713	25.5%
Net unaccreted discount	(2,758)		(2,973)		(3,174)		(3,399)		(4,305)
Total construction loans	$1,383,539		$1,326,685		$1,263,923		$1,205,820		$1,167,286

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of June 30, 2017

	Houston	Dallas	Austin	OK City	Tulsa	Other (R)	Total
Collateral Type
Shopping center/retail	$218,045	$49,107	$40,512	$20,049	$29,316	$150,451	$507,480
Commercial and industrial buildings	114,744	33,849	14,440	10,791	23,252	62,942	260,018
Office buildings	77,335	126,209	15,201	38,446	12,423	76,061	345,675
Medical buildings	55,217	9,071	47	10,465	8,101	48,845	131,746
Apartment buildings	24,999	12,390	17,505	21,961	5,641	81,317	163,813
Hotel	46,644	35,641	13,031	26,283	—	90,684	212,283
Other	76,449	6,870	14,262	10,292	4,769	75,328	187,970
Total	$613,433	$273,137	$114,998	$138,287	$83,502	$585,628	$1,808,985	(S)

Acquired Loans

	Acquired Loans Accounted for Under ASC 310-20			Acquired Loans Accounted for Under ASC 310-30			Total Loans Accounted for Under ASC 310-20 and 310-30
	Balance at Acquisition Date	Balance at Mar 31, 2017	Balance at Jun 30, 2017	Balance at Acquisition Date	Balance at Mar 31, 2017	Balance at Jun 30, 2017	Balance at Acquisition Date		Balance at Mar 31, 2017	Balance at Jun 30, 2017
Loan marks:
Acquired banks (T)	$229,080	$32,129	$29,359	$142,128	$22,395	$18,580	$371,208		$54,524	$47,939
Acquired portfolio loan balances:
Acquired banks (T)	5,690,998	997,980	892,604	275,221	48,438	43,507	5,966,219	(U)	1,046,418	936,111
Acquired portfolio loan balances less loan marks	$5,461,918	$965,851	$863,245	$133,093	$26,043	$24,927	$5,595,011		$991,894	$888,172

(R) Includes other MSA and non-MSA regions.

(S) Represents a portion of total commercial real estate loans of $3.309 billion as of June 30, 2017.

(T) Includes Bank of Texas, Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company and Tradition Bank.

(U) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
Asset Quality
Nonaccrual loans	$30,517	$24,360	$31,642	$43,451	$29,547	$30,517	$29,547
Accruing loans 90 or more days past due	1,613	880	956	399	6,822	1,613	6,822
Total nonperforming loans	32,130	25,240	32,598	43,850	36,369	32,130	36,369
Repossessed assets	16	261	241	36	84	16	84
Other real estate	15,472	15,698	15,463	16,280	15,677	15,472	15,677
Total nonperforming assets	$47,618	$41,199	$48,302	$60,166	$52,130	$47,618	$52,130

Nonperforming assets:
Commercial and industrial (includes energy)	$25,628	$18,743	$24,537	$26,848	$16,822	$25,628	$16,822
Construction, land development and other land loans	1,572	1,461	1,766	1,711	1,606	1,572	1,606
1-4 family residential (includes home equity)	4,156	4,070	4,119	4,450	5,016	4,156	5,016
Commercial real estate (includes multi-family residential)	15,454	16,235	17,167	26,680	26,651	15,454	26,651
Agriculture (includes farmland)	676	534	542	248	1,682	676	1,682
Consumer and other	132	156	171	229	353	132	353
Total	$47,618	$41,199	$48,302	$60,166	$52,130	$47,618	$52,130
Number of loans/properties	121	139	158	158	166	121	166
Allowance for credit losses at end of period	$83,783	$84,095	$85,326	$85,585	$83,826	$83,783	$83,826

Net charge-offs:
Commercial and industrial (includes energy)	$2,531	$3,495	$3,161	$(107)	$4,109	$6,026	$8,505
Construction, land development and other land loans	(60)	(65)	(1,922)	(368)	(25)	(125)	(211)
1-4 family residential (includes home equity)	95	(95)	(82)	48	(78)	—	(48)
Commercial real estate (includes multi-family residential)	—	133	41	(1)	197	133	256
Agriculture (includes farmland)	(29)	(65)	305	(45)	(655)	(94)	6,307
Consumer and other	525	503	756	714	2,340	1,028	2,749
Total	$3,062	$3,906	$2,259	$241	$5,888	$6,968	$17,558

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.24%	0.21%	0.25%	0.32%	0.27%	0.24%	0.27%
Nonperforming assets to loans and other real estate	0.48%	0.42%	0.50%	0.63%	0.54%	0.48%	0.54%
Net charge-offs to average loans (annualized)	0.13%	0.16%	0.09%	0.01%	0.24%	0.14%	0.36%
Allowance for credit losses to total loans	0.85%	0.86%	0.89%	0.90%	0.87%	0.85%	0.87%
Allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30) (G)	0.93%	0.96%	1.00%	1.03%	1.01%	0.93%	1.01%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity, the tangible equity to tangible assets ratio and the efficiency ratio, excluding net gains and losses on the sale of assets and securities, for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended					Year-to-Date
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$68,554	$68,565	$68,793	$68,651	$68,071	$137,119	$137,022
Average shareholders' equity	$3,725,789	$3,678,999	$3,632,402	$3,582,767	$3,537,254	$3,702,527	$3,526,126
Less: Average goodwill and other intangible assets	(1,943,802)	(1,945,607)	(1,947,232)	(1,947,208)	(1,949,510)	(1,944,700)	(1,948,746)
Average tangible shareholders’ equity	$1,781,987	$1,733,392	$1,685,170	$1,635,559	$1,587,744	$1,757,827	$1,577,380
Return on average tangible common equity (F)	15.39%	15.82%	16.33%	16.79%	17.15%	15.60%	17.37%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$3,736,188	$3,689,082	$3,642,311	$3,594,812	$3,544,584	$3,736,188	$3,544,584
Less: Goodwill and other intangible assets	(1,942,995)	(1,944,714)	(1,946,629)	(1,948,359)	(1,948,312)	(1,942,995)	(1,948,312)
Tangible shareholders’ equity	$1,793,193	$1,744,368	$1,695,682	$1,646,453	$1,596,272	$1,793,193	$1,596,272

Period end shares outstanding	69,488	69,480	69,491	69,478	69,480	69,488	69,480
Tangible book value per share:	$25.81	$25.11	$24.40	$23.70	$22.97	$25.81	$22.97

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$1,793,193	$1,744,368	$1,695,682	$1,646,453	$1,596,272	$1,793,193	$1,596,272
Total assets	$22,296,543	$22,477,419	$22,331,072	$21,404,044	$21,796,310	$22,296,543	$21,796,310
Less: Goodwill and other intangible assets	(1,942,995)	(1,944,714)	(1,946,629)	(1,948,359)	(1,948,312)	(1,942,995)	(1,948,312)
Tangible assets	$20,353,548	$20,532,705	$20,384,443	$19,455,685	$19,847,998	$20,353,548	$19,847,998
Period end tangible equity to period end tangible assets ratio:	8.81%	8.50%	8.32%	8.46%	8.04%	8.81%	8.04%

Reconciliation of allowance for credit losses to total loans to allowance for credit losses to total loans, excluding acquired loans:
Allowance for credit losses	$83,783	$84,095	$85,326	$85,585	$83,826	$83,783	$83,826
Total loans	$9,864,019	$9,739,253	$9,622,060	$9,548,314	$9,650,008	$9,864,019	$9,650,008
Less: Fair value of acquired loans (acquired portfolio loan balances less loan marks)	$888,172	$991,894	$1,107,293	$1,230,466	$1,373,110	$888,172	$1,373,110
Total loans less acquired loans	$8,975,847	$8,747,359	$8,514,767	$8,317,848	$8,276,898	$8,975,847	$8,276,898
Allowance for credit losses to total loans, excluding acquired loans (non-GAAP basis)	0.93%	0.96%	1.00%	1.03%	1.01%	0.93%	1.01%

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale of assets and securities:
Noninterest expense	$76,442	$78,062	$79,148	$79,476	$79,235	$154,504	$159,763

Net interest income	$152,231	$152,435	$153,832	$154,064	$158,467	$304,666	$324,724
Noninterest income	27,780	30,824	29,475	29,684	28,473	58,604	59,266
Less: net (loss) gain on sale of assets	(3,783)	1,759	475	37	332	(2,024)	1,352
Less: gain on sale of securities	3,270	—	—	—	—	3,270	—
Noninterest income excluding net gains and losses on the sale of assets and securities	28,293	29,065	29,000	29,647	28,141	57,358	57,914
Total income excluding net gains and losses on the sale of assets and securities	$180,524	$181,500	$182,832	$183,711	$186,608	$362,024	$382,638
Efficiency ratio, excluding net gains and losses on the sale of assets and securities	42.34%	43.01%	43.29%	43.26%	42.46%	42.68%	41.75%